                               SECURITY AGREEMENT
                               ------------------

             This SECURITY AGREEMENT is made and entered into as of this 28th day of October, 1997, by and among FIRST UNION NATIONAL BANK, successor to First Fidelity Bank, N.A., a national banking association with offices at 123 South Broad Street, Philadelphia, PA 19109 (the "Secured Party"), CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation with offices located at 451 Cannon Avenue, Lansdale, PA 19446 ("Borrower"), CENTRAL SPRINKLER CORPORATION, a Pennsylvania corporation with offices located at 451 Cannon Avenue, Lansdale, PA 19446 (the "Existing Guarantor") and CENTRAL SPRINKLER EXPORT CORPORATION, a Barbados corporation with offices at 451 Cannon Avenue, Lansdale, PA 19446 (the "New Guarantor," and, together with the Existing Guarantor, the "Guarantors"). The Borrower and the Guarantors are referred to collectively herein as the "Obligors."

                                   BACKGROUND
                                   ----------

             A. The Borrower, the Existing Guarantor and the Secured Party are parties to a certain Loan Agreement dated as of April 15, 1994, which has been amended from time to time (the "Loan Agreement"), including most recently pursuant to a certain Fifth Amendment to Loan Agreement of even date herewith (the "Fifth Amendment").

             B. The Secured Party is willing to enter into the Fifth Amendment only on the condition that the Obligors execute and deliver this Security Agreement to the Secured Party.

             C. Capitalized terms which are used herein without definition shall have the meanings ascribed to them in the Loan Agreement. Other terms used herein without definition that are defined in the Uniform Commercial Code, as enacted in Pennsylvania and in effect on the date hereof (the "Uniform Commercial Code") shall have the meanings ascribed to them therein, unless the context requires otherwise.

             NOW, THEREFORE, incorporating the Background section herein, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged and intending to be legally bound, the Obligors and the Secured Party hereby agree as follows:

             Section 1. Creation of Security Interest. The Obligors hereby grant to the Secured Party a lien and security interest in and to all of the following personal property of the Obligors, whether now owned or hereafter acquired or arising and wherever located, including but not limited to the following ("Collateral"):

                           (a) all accounts, accounts receivable, rights under
contracts, chattel paper, instruments, and all obligations due any of the Obligors for goods sold or to be sold, consigned or leased or to be leased, or services rendered or to be rendered ("Accounts");

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                      (b) all inventory, whether raw materials, work-in-process, finished goods, parts or supplies or otherwise; all goods, merchandise and other property held for sale or lease or to be furnished under any contract of service; all documents of title covering any goods which are or are to become inventory and any such goods which are leased or consigned to others and all returned, reclaimed or repossessed goods sold, consigned, leased or otherwise furnished by any of the Obligors to others ("Inventory");

                      (c) all machinery, equipment, furniture, fixtures, tools, motor vehicles, and all accessories, parts and equipment now or hereafter attached thereto or used in connection therewith, whether or not the same shall be deemed affixed to real property, and all other tangible personal property ("Equipment");

                      (d) all additions, replacements, attachments, accretions, accessions, components and substitutions to or for any Inventory or Equipment;

                      (e) all books and records evidencing or relating to the foregoing, including, without limitation, billing records of every kind and description, customer lists, data storage and processing media, software and related material, including computer programs, computer tapes, cards, disks and printouts, and including any of the foregoing which are in the possession of any affiliate or any computer service bureau;

                      (f) all proceeds, which term shall have the meaning given to it in the Uniform Commercial Code and shall additionally include but not be limited to, whatever is received upon the use, lease, sale, exchange, collection or other utilization or any disposition of any of the collateral described in subparagraphs (a) through (e) above, whether cash or noncash, and including without limitation, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment, inventory and insurance proceeds; and all such proceeds of the foregoing ("Proceeds").

             Section 2. Secured Obligations. The security interest created herein is given as ecurity for the prompt payment, performance, satisfaction and discharge of the following bligations ("Obligations") of the Obligors:

                      (a) To pay the principal, interest, commitment fees and any other liabilities of the Obligors to the Secured Party under the Loan Agreement and the other Loan Documents in accordance with the terms thereof;

                      (b) To repay the Secured Party all amounts advanced by the Secured Party hereunder or under the other Loan Documents on behalf of any of the Obligors, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors or lienors, or for taxes, levies, insurance, rent, wages, repairs to or maintenance or storage of any Collateral; and

                      (c) To reimburse the Secured Party, on demand, for all of the Secured Party's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of the Loan Agreement and the other Loan Documents.

             Section 3. Representations and Warranties. Each Obligor, as of the date hereof and at the time of each advance or extension of credit under the Loan Agreement, represents and warrants as follows:

                      3.01 Good Title to Collateral. Each has good and marketable title to the Collateral free and clear of all liens and encumbrances other than the security interests granted to the Secured Party hereunder and those liens and encumbrances set forth in Exhibit A to this Security Agreement.

                      3.02 Location of Books and Records. The locations of the offices where each maintains its books and records concerning the Collateral are as set forth in Exhibit B or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5.10 hereof.

                      3.03 Chief Executive Office. The chief executive offices of each are at the address set forth in Exhibit B or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5.10 hereof

                      3.04 Location of Inventory and Equipment. All Inventory and Equipment of each is located at one or more of the addresses set forth in Exhibit B or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5.10 hereof.

                      3.05 Other Representations. Each representation, warranty or other statement by the Obligors in, or in connection with, any of the Loan Documents is true and correct and states all material facts necessary to make it not misleading.

             Section 4.  Collection, Disposition and Use of Collateral.

                      4.01 Accounts. The Secured Party hereby authorizes the Obligors to collect all Accounts from the account debtors. The Proceeds of Accounts so collected by the Obligors shall be received and held by the Obligors in trust for the Secured Party but may be applied by the Obligors in their discretion towards payment of the Obligations or other corporate purposes. Upon the occurrence of a default as set forth in Section 7 hereof, the authority hereby given to the Obligors to collect the Proceeds of Accounts in trust for the Secured Party may be terminated by the Secured Party at any time and Secured Party shall have the right at any time thereafter, acting if it so chooses in any Obligor's name, to collect Accounts itself, to sell, assign, compromise, discharge or extend the time for payment of any Account, and to do all acts and things necessary or incidental thereto and the Obligors hereby ratify all such acts. Upon the occurrence of a default as set forth in Section 7 hereof, at the Secured Party's request, the Obligors will notify account debtors and any guarantor thereof that the Accounts payable by such account debtors have been assigned to the Secured Party and shall indicate on all billings to account debtors that payments thereon are to be made to the Secured Party.

                      4.02 Inventory. So long as there has been no default hereunder, the Obligors shall be permitted to process and sell their Inventory, but only to the extent that such processing and sale are conducted in the ordinary course of the Obligors' business.

                      4.03 Equipment. So long as there has been no default hereunder, the Obligors shall be permitted to use their Equipment in the ordinary course of their respective businesses.

             Section 5.  Covenants and Agreements of the Obligors.

                      5.01 Maintenance and Inspection of Books and Records. The Obligors shall maintain complete and accurate books and records and shall make all necessary entries therein to reflect the costs, values and locations of their Inventory and Equipment and the transactions and documents giving rise to their Accounts and all payments, credits and adjustments thereto. The Obligors shall keep the Secured Party fully informed as to the location of all such books and records and shall permit the Secured Party and its authorized agents to have full, complete and unrestricted access thereto at any reasonable time and to inspect, audit and make copies of all books and records, data storage and processing media, software, printouts, journals, orders, receipts, invoices, correspondence and other documents and written or printed matter related to any of the Collateral. The Secured Party's rights hereunder shall be enforceable at law or in equity, and the Obligors consent to the entry of judicial orders or injunctions enforcing specific performance of such obligations hereunder.

                      5.02 Confirmation of Accounts. The Obligors agree that the Secured Party shall at all times have the right to confirm orders and to verify any or all of each Obligor's Accounts in the Secured Party's name, or in any fictitious name used by the Secured Party for verifications, or through any public accountants.

                      5.03 Delivery of Accounts Documentation. At such intervals as the Secured Party shall require, the Obligors shall deliver to the Secured Party copies of purchase orders, invoices, contracts, shipping and delivery receipts and any other document or instrument which evidences or gives rise to an Account.

                      5.04 Physical Inspection of Inventory and Equipment. The Obligors shall permit the Secured Party and its authorized agents to inspect any or all of the Obligors' Inventory and Equipment at all reasonable times.

                      5.05 Notice of the Secured Party's Interests. If requested by the Secured Party, the Obligors shall give notice of the Secured Party's security interests in the Collateral to any third person with whom the Obligors have any actual or prospective contractual relationship or other business dealings.

                      5.06 Delivery of Certain Accounts and Documents to the Secured Party. Immediately upon receipt of any instrument, chattel paper, document of title (including bills of lading and warehouse receipts), the Obligors shall deliver such Collateral to the Secured Party and shall execute any form of assignment requested by the Secured Party with respect thereto. The Obligors shall deliver to the Secured Party all such reports and certificates reasonably requested by the Secured Party and all such reports and certificates delivered or required to be delivered to CoreStates Bank, N.A. pursuant to the same terms and at the same intervals as set forth in the terms and conditions of the CoreStates Financing.

                      5.07 Accounts Agings. The Obligors shall furnish the Secured Party with agings of their Accounts in such form and detail and at such intervals as the Secured Party may from time to time require.

                      5.08 Government Accounts. The Obligors shall immediately provide written notice to the Secured Party of any and all Accounts in excess of one hundred thousand dollars ($100,000) which arise out of contracts with the United States or any department, agency or instrumentality thereof, and shall execute and deliver to the Secured Party an assignment of claims for such Accounts and cooperate with the Secured Party in taking any other steps required, in the Secured Party's judgment, to perfect or continue the perfected status of the Secured Party's security interest in such Accounts and proceeds thereof under the Federal Assignment of Claims Act.

                      5.09 Insurance of Collateral. The Obligors shall keep their Inventory and Equipment insured against such perils, in such amounts and with such insurance companies as the Secured Party may require. All insurance policies shall name the Secured Party as lender loss payee as its interest may appear and shall provide for not less than thirty (30) days' advance notice in writing to the Secured Party of any cancellation thereof. The Secured Party shall have the right (but shall be under no obligation) to pay any of the premiums on such insurance. Any premiums paid by the Secured Party shall, if the Secured Party so elects, be considered an advance at the highest rate of interest provided in the Loan Agreement, and all such accrued interest shall be payable on demand. Any credit insurance covering Accounts shall name the Secured Party as loss payee. The Obligors expressly authorize their insurance carriers to pay proceeds of all insurance policies covering any or all of the Collateral directly to the Secured Party.

                      5.10 New Locations of Collateral and Books and Records. The Obligors shall immediately notify the Secured Party of any change in the location of their chief executive office, of any new or additional address where their books and records concerning the Collateral are located and of any new locations of Inventory or Equipment not specified in Sections 3.02, 3.03 or 3.04 of this Security Agreement, and if any such location is on leased or mortgaged premises, use their best efforts to promptly furnish the Secured Party with landlord's or mortgagee's waivers in form and substance satisfactory to the Secured Party.

                      5.11 Perfection of the Secured Party's Interests. The Obligors agree to cooperate and join, at its expense, with the Secured Party in taking such steps as are necessary, in the Secured Party's judgment, to perfect or continue the perfected status of the security interests granted hereunder, including, without limitation, the execution and delivery of any financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to the Secured Party, the obtaining of landlords' and mortgagees' waivers required by the Secured Party, the notation of encumbrances in favor of the Secured Party on certificates of title, and the execution and filing of any collateral assignments and any other instruments requested by the Secured Party to perfect its security interest in any and all of the Obligors' patents, trademarks, service marks, tradenames, copyrights and other general intangibles. The Secured Party is expressly authorized to file financing statements without the Obligors' signature.

                      5.12 Maintenance of Inventory and Equipment. The Obligors shall care for and preserve the Inventory and Equipment in good condition and repair, and will pay the cost of all replacement parts, repairs to and maintenance of the Equipment. The Obligors will keep complete and accurate maintenance records with respect to its Equipment.

                      5.13 Notification of Adverse Change in Collateral. The Obligors agree immediately to notify the Secured Party if a "material adverse effect" has occurred by virtue of (a) the creation of an Account pursuant to a sale under terms which differ materially from those customarily offered by the Obligors; or (b) an account or any inventory losing its qualified status, if any, or any material diminution in the value of any significant item or type of Collateral. For purposes hereof, "material adverse effect" shall mean relative to any occurrence of whatever nature, a material adverse effect on (a) the assets, operations, profits, financial condition, or business of the Obligors taken as whole, (b) the ability of the Obligors taken as a whole to perform their respective obligations under this Security Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Security Agreement, any of the other Loan Documents, or any of the rights and remedies of the Secured Party hereunder or thereunder.

                      5.14 Reimbursement and Indemnification. The Obligors agree to reimburse the Secured Party on demand for out-of-pocket expenses incurred in connection with the Secured Party's exercise of its rights under this Security Agreement. The Obligors agree to indemnify the Secured Party and hold it harmless against any costs, expenses, losses, damages and liabilities (including reasonable attorney's fees) incurred in connection with this Security Agreement, other than as a direct result of the Secured Party's gross negligence or willful misconduct.

             Section 6. Power of Attorney. The Obligors hereby appoint the Secured Party as their lawful attorney-in-fact to do, at the Secured Party's option, and at the Obligors' expense and liability, all acts and things which the Secured Party may deem necessary or desirable to effectuate its rights under this Security Agreement, including without limitation, (a) file financing statements and otherwise perfect any security interest granted hereby, (b) correspond and negotiate directly with insurance carriers, (c) upon the occurrence of a default hereunder, receive, open and dispose of in any reasonable manner all mail addressed to the Obligors and notify Postal Service authorities to change the address for mail addressed to the Obligors to an address designated by the Secured Party, (d) upon the occurrence of a default hereunder, demand, collect and receive from account debtors and other third parties for the purpose of recovering, protecting or preserving the Collateral, and (e) upon the occurrence of a default hereunder and acceleration of the Obligations, in the Obligors' or the Secured Party's name, to compound, compromise, settle and give acquittance for, and prosecute and discontinue or dismiss, with or without prejudice, any suit or proceeding respecting any of the Collateral.

             Section 7. Default. The occurrence of any one or more of the following shall be a default hereunder:

                      7.01 Default Under Loan Agreement. The occurrence of an Event of Default under the Loan Agreement or any of the Loan Documents.

                      7.02 Failure to Observe Covenants. The failure of the Obligors to keep, observe or perform any provisions of this Security Agreement, which failure is not cured and remedied within fifteen (15) days after written notice thereof is given to the Obligors.

                      7.03 Representations, Warranties. If any representation, warranty or certificate furnished by the Obligors under or in connection with this Security Agreement shall, at any time, be materially false or incorrect.

             Section 8. Secured Party's Rights Upon Default. Upon the occurrence of a default hereunder, or at any time thereafter, the Secured Party may immediately and without notice do any or all of the following, which rights and remedies are cumulative, may be exercised from time to time, and are in addition to any rights and remedies available to the Secured Party under the Loan Agreement or any other Loan Document:

                      8.01 Uniform Commercial Code Rights. Exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code, including the right to require the Obligors to assemble the Collateral and make it available to the Secured Party at a place reasonably convenient to the parties.

                      8.02 Operation of Collateral. Operate, utilize, recondition and/or refurbish (at the Secured Party's sole option and discretion and in any manner) any of the Collateral which is Equipment, for the purpose of enhancing or preserving the value thereof or the value of any other Collateral.

                      8.03 Notification of Account Debtors. Notify the account debtors for any of the Accounts that such Accounts have been assigned to the Secured Party and that payments are to be made directly to the Secured Party, or to such post office box as the Secured Party may direct. The Obligors shall not compromise, discharge, extend the time for payment or otherwise grant any indulgence or allowance with respect to any Account without the prior written consent of the Secured Party.

                      8.04 Sale of Collateral. Upon five (5) calendar days' prior written notice to the Obligors, which the Obligors hereby acknowledge to be sufficient, commercially reasonable and proper, sell, lease or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof and apply the proceeds of any such sale first to the Secured Party's expenses in preparing the Collateral for sale (including reasonable attorneys' fees) and second to the complete satisfaction of the Obligations. The Obligors waive the benefit of any marshalling doctrine with respect to the Secured Party's exercise of its rights hereunder.

             Section 9. Notices. Any written notices required or permitted by this Security Agreement shall be effective if delivered in accordance with the Loan Agreement.

             Section 10.  Miscellaneous.

                      10.01 No Waiver. No delay or omission by the Secured Party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any further exercise thereof or the exercise of any other right or remedy.

                      10.02 Preservation of Rights. The Secured Party shall have no obligation or responsibility to take any steps to enforce or preserve rights against any parties to any Account and such obligation and responsibility shall be those of the Obligors exclusively.

                      10.03 Successors. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the Secured Party and the Obligors and their respective successors and assigns, provided that the Obligors' obligations hereunder may not be assigned without the written consent of the Secured Party.

                      10.04 Amendments. No modification, rescission, waiver, release or amendment of any provisions of this Security Agreement shall be effective unless set forth in a written agreement signed by the Obligors and an authorized officer of the Secured Party.

                      10.05 Governing Law. This Security Agreement shall be construed under the internal laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

                      10.06 Severability. If any provision of this Security Agreement shall be held invalid or unenforceable under applicable law in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction or the validity or enforceability of any other provision of this Security Agreement that can be given effect without such invalid or unenforceable provision.

                      10.07 Judicial Proceedings. Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or the dealings of the parties with respect hereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. THE OBLIGORS ACKNOWLEDGE AND AGREE THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE SECURED PARTY WOULD NOT ENTER INTO THE FIFTH AMENDMENT IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS AGREEMENT.

             IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed and delivered by their authorized officers the day and year first above written.

ATTEST:                                CENTRAL SPRINKLER COMPANY


By: /s/ Jennifer R. Cemini             By: /s/ Albert T. Sabol
   -----------------------                ----------------------------
Name: Jennifer R. Cemini               Name: Albert T. Sabol
Title: Secretary                       Title: Executive Vice President

ATTEST:                                CENTRAL SPRINKLER CORPORATION


By: /s/ Jennifer R. Cemini             By: /s/ Albert T. Sabol
   -----------------------                ----------------------------
Name: Jennifer R. Cemini               Name: Albert T. Sabol
Title: Assistant Secretary             Title: Executive Vice President

ATTEST:                                CENTRAL SPRINKLER EXPORT
                                       CORPORATION


By: /s/ Jennifer R. Cemini             By: /s/ Albert T. Sabol
   -----------------------                ----------------------------
Name: Jennifer R. Cemini               Name: Albert T. Sabol
Title: Secretary                       Title: Executive Vice President

                                       FIRST UNION NATIONAL BANK


                                       By: /s/ Suzanne Storm
                                          -------------------------
                                       Name: Suzanne Storm
                                       Title: Senior Vice President

                                    EXHIBIT A
                                    ---------

Central Sprinkler Company:


1.  Mortgage Lien - CoreStates         Security Interest on
                                       451 North Cannon Avenue
                                       Lansdale, PA

2. All Equipment and Warehouse Leases - contractually obliged to grant security interest to Landlord upon equipment and property held at warehouse if rents are unpaid.

3.  All Auto and Truck Leases - lien upon autos and trucks under lease.

4.  All Auto and Truck Loans - lien upon autos and trucks subject to loan.

5. Lien of First Union National Bank ("First Union") in and to any property, credits, securities or monies of Central Sprinkler Company in the possession of First Union from time to time, as provided in Section 6.02 of the First Union Term Loan Agreement, upon event of default.

6.  Mortgage Lien - CoreStates         Security Interest on
                                       90 North Towamencin Street
                                       Lansdale, PA

7.  Cannon Financial Services - lien upon copiers under lease.

8.  AT&T Capital Corporation - lien upon one copier under lease.

9.  Pitney Bowes Credit Corp. - lien upon Pitney Bowes equipment under lease.

10. Deere Credit, Inc. - lien upon Manlift under lease.

11. Crown Credit Co. - lien upon Crown Lift trucks.

12. Orix Credit Alliance - lien upon equipment under lease.

13. Judgement Lien related to case #92-07079 and filed April 3, 1992 in the amount of $80,799.65.

   CSC

   Lien of First Union in and to any property, credits, securities or monies of CSC in the possession of First Union from time to time, as provided in
   Section 5 of the Guaranty, dated April 5, 1994 of the First Union Term Loan Agreement, upon event of default.

   All Obligors

1. The liens and security interests created or permitted by the Security Agreements between CoreStates Bank, N.A. and Obligors, dated as of even date herewith.

2. Liens for taxes not yet payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Obligors.

3. Mechanics', materialmen's, warehousemen's, carriers' or other like Liens arising in the ordinary course of business of the Borrowers or any Subsidiary, arising with respect to obligations which are not overdue for a period longer than thirty (30) days or which are being contested in good faith by appropriate proceedings, and for which adequate reserves have been provided on the books of the Obligors.

4. Deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature or given in the ordinary course of business by the Obligors.

5. Other encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which, in the aggregate, do not materially detract from the value of the business, properties or assets of the Obligors.

6. Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings promptly initiated and diligently conducted and adequate reserves have been established with respect thereto.

7. Cash collateral provided by CPVC to Brown Brothers as security for the Brown Brothers Loan.

                                    EXHIBIT B

Collateral Locations

Chief Executive Offices of Central Sprinkler Company, Central Sprinkler Corporation and Central Sprinkler Export Corporation:

451 N. Cannon Avenue
Lansdale, PA 19446

Central Sprinkler Company Locations:

451 N. Cannon Avenue               7th Street
Lansdale, PA 19446                 Anniston, AL 36206

W. 2nd & Towamencin Avenue         2660 Old Gadsden Highway
Lansdale, PA 19446                 Anniston, AL 36206

245 Swancott Rd.
Madison, AL 35758

Regional Distribution Centers (Central Sprinkler Company):

Atlanta                            Los Angeles
3080 N. Lanier Parkway             3170 Nasa Street
Decatur, GA 30030                  Brea, CA 92621

Baltimore/Washington D.C.          Miami
8230-C Preston Court               1500 S.W. 5th Ct., Suite A
Jessup, MD 20794                   Pompano Beach, FL 33069

Boston                             Philadelphia
27R Doherty Avenue                 201 King Manor Road
Avon, MA 02322                     King of Prussia, PA 19406

Chicago                            Portland
85 O'Leary Drive                   7500 S.W. Tech Center Dr. Ste. 110
Bensenville, IL 60106              Tigard, OR 97223

Cleveland                          Salt Lake City
12400 Plaza Drive                  2915 S. West Temple
Parma, OH 44130                    Salt Lake City, UT 84115

Dallas                             San Francisco
1780 Hurd Drive                    2380 Lincoln Avenue
Irving, TX 75038                   Hayward, CA 94545

Greensboro                         Seattle
156 Industrial Avenue              19307 70th Avenue South
Greensboro, NC 27406               Kent, WA 98032


Glass Bulb Manufacturing:
Glinecke Glass Company
94 Walker Lane
Newtown, PA 18940

Contract Manufacturing (Steel Pipe):
Youngstown Tube
301 Andrews Avenue
Youngstown, OH 44505

Consignment of Inventory:
Atlantic American Fire Equipment Co.
121 Titus Avenue
Warrington, PA 18976